Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 26, 2013, relating to our audits of the consolidated financial statements of Parametric Sound Corporation as of September 30, 2013 and 2012 and for each of the years then ended, which appear in the Annual Report on Form 10-K of Parametric Sound Corporation for the year ended September 30, 2013.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California

February 14, 2014